                                                                     Exhibit 4.2

================================================================================




                         MASTER FISCAL AGENCY AGREEMENT

                          DATED AS OF FEBRUARY 16, 2001

                                     BETWEEN

                               THE STATE OF ISRAEL

                                       AND

                              THE BANK OF NEW YORK






================================================================================

                                TABLE OF CONTENTS

                                                                              Page
                                                                              ----
ARTICLE I Definitions......................................................     2

      SECTION 1.1    Definitions...........................................     2

ARTICLE II The Bonds.......................................................     6

      SECTION 2.1    Authorization and Amount..............................     6

      SECTION 2.2    Description of Bonds..................................     6

      SECTION 2.3    Definitive and Temporary Bonds; Subscription
                     Receipts; Book-Entry Facility.........................     7

      SECTION 2.4    Provisions as to the Bonds............................     8

      SECTION 2.5    Purchase of Bonds by State............................    10

      SECTION 2.6    Cancellation, Exchange or Retirement of Bonds
                     Acquired by the State or Financial Corporation........    12

      SECTION 2.7    Exchanges, Split-ups, etc.............................    13

      SECTION 2.8    Charges to Bondholders upon Transfers, Purchases
                     by State, Exchanges and Split-ups.....................    13

      SECTION 2.9    Co-Owners of Bonds; Bonds Held by Minors..............    14

      SECTION 2.10   Mutilated, Lost, Stolen or Destroyed Bonds............    14

      SECTION 2.11   Execution of Bonds....................................    16

      SECTION 2.12   Countersigning by Fiscal Agent........................    16

      SECTION 2.13   Legends or Recitals on Bonds..........................    16

      SECTION 2.14   Registration, Registration of Transfer or Exchange....    17

ARTICLE III Issue of Bonds.................................................    17

      SECTION 3.1    Procedures on Issuance................................    17

      SECTION 3.2    Subscription Procedures Determined by the
                     Financial Corporation.................................    19

ARTICLE IV Payment of Bonds................................................    20

      SECTION 4.1    Bond Payments.........................................    20

      SECTION 4.2    Manner of Deposits....................................    20

      SECTION 4.3    Cancellation of Bonds.................................    20

ARTICLE V Redemption at Option of the State................................    21

      SECTION 5.1    Bonds Subject to Redemption...........................    21

      SECTION 5.2    Selection of Bonds to Be Redeemed.....................    21

      SECTION 5.3    Designation of Bonds to Be Redeemed...................    21

      SECTION 5.4    Redemption Notice.....................................    22

      SECTION 5.5    Redeemed Bonds Due on Redemption Date, etc............    22

ARTICLE VI Fiscal Agent....................................................    23

      SECTION 6.1    Regarding the Fiscal Agent............................    23

      SECTION 6.2    Reports and Audit Rights..............................    25

      SECTION 6.3    Account Manager.......................................    26

      SECTION 6.4    Resignation or Removal of Fiscal Agent................    26

      SECTION 6.5    Appointment of Successor Fiscal Agent.................    27

      SECTION 6.6    Successor Fiscal Agent................................    28

      SECTION 6.7    Transitional Period...................................    28

      SECTION 6.8    Adoption of Countersignature..........................    28

ARTICLE VII Procedure for Payment of Principal, Interest or Maturity Amount    29

      SECTION 7.1    Monies Deposited for Payment of Principal, Interest
                     or Maturity Amount....................................    29

      SECTION 7.2    Investment of Deposited Cash..........................    30

      SECTION 7.3    Additional Paying Agents..............................    32

ARTICLE VIII Miscellaneous Provisions......................................    33

      SECTION 8.1    Notices, etc..........................................    33

      SECTION 8.2    Amendments and Waivers................................    34

      SECTION 8.3    Confidentiality.......................................    34

      SECTION 8.4    Subcontract and Assignment............................    35

      SECTION 8.5    Advertising...........................................    35

      SECTION 8.6    Other Fiscal Agents...................................    35

      SECTION 8.7    Existing Fiscal Agency Agreements.....................    35

      SECTION 8.8    Force Majeure.........................................    36

      SECTION 8.9    Entire Agreement......................................    36

      SECTION 8.10   New York Law..........................................    37

      SECTION 8.11   Counterparts..........................................    37

SCHEDULES

Schedule A: Services and Technology Requirements

Schedule B: Required Reports

Schedule C: Existing Fiscal Agency Agreements and Applicable Supplements

      MASTER FISCAL AGENCY AGREEMENT, dated as of February 16, 2001, between the STATE OF ISRAEL (herein sometimes called the "State" or "Israel") and THE BANK OF NEW YORK (herein sometimes called the "Fiscal Agent").

      WHEREAS, the State has duly authorized and intends to authorize, from time to time, the creation of one or more issues of its bonds to be offered through the Financial Corporation as hereinafter defined (collectively, the "Bonds") and has duly authorized the appointment of The Bank of New York as Fiscal Agent in connection therewith, and has duly authorized the execution and delivery of this Master Fiscal Agency Agreement (the "Agreement");

      WHEREAS, the State and the Fiscal Agent desire to enter into this Agreement with respect to the issuance by the State from time to time of Bonds, each issue to be in the principal amount and with the terms and conditions as provided in its respective supplement to this Agreement (each, a "Supplement");

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein set forth, the State hereby appoints The Bank of New York as Fiscal Agent, registrar, and transfer agent in respect of such issues of Bonds, to provide such services as described in this Agreement, including in Schedule A hereto (the "Services"), and said bank hereby accepts said appointment, all upon the terms and subject to the conditions hereinafter set forth.

                                   ARTICLE I

                                   DEFINITIONS

      SECTION 1.1 Definitions. The following terms shall have the meanings assigned to them in this Agreement as follows:

            a. "Bondholder," "holder," "owner" or any similar term shall mean, with respect to any Bond, the person or entity the name of whom or which shall be inscribed on the Bond Register as the owner of the Bond.

            b. "Bond Register" shall have the meaning specified in Section 2.14.

            c. "Bonds" shall mean the bonds described in the recitals hereto.

            d. "Business Day" shall mean a day other than a Saturday, Sunday or other day on which the Fiscal Agent is authorized or required by law to be closed.

            e. "Code" shall mean the United States Internal Revenue Code of 1986, as heretofore or hereafter amended.

            f. "Defaulted Interest" shall mean any interest not punctually paid or duly provided for.

            g. "Deposited Cash" shall have the meaning stated in Section 7.1.a.

            h. "Direction of the Financial Corporation" shall mean a written direction signed in the name of the Financial Corporation by its President, Executive Vice President, Vice President or General Counsel, or such other persons as may be designated with respect to the Financial Corporation in a Direction of the State.

            i. "Direction of the State" shall mean a written direction signed in the name of the State by its Minister of Finance, a representative of the State designated by an instrument in writing and signed by its Minister of Finance, or by the Chief Fiscal Officer of the Ministry of Finance for the Western Hemisphere, or any other person duly authorized by the State as specified to the Fiscal Agent by the Minister of Finance or by a representative designated as hereinbefore provided by the Minister of Finance.

            j. "Employee Benefit Plan" shall mean any "employee benefit plan" as defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended, or any comparable legislation then in effect at the time of determination, and any Union Plan, Individual Retirement Account, Roth Individual Retirement Account, Keogh or H.R. 10 Plan, as defined herein, or, subject to the approval of the State, a plan or fund, if any, irrespective of its location or place or organization, determined by the State to be a comparable plan or fund.

            k. "Financial Corporation" shall mean Development Corporation for Israel ("DCI"), a New York corporation, or any successor to DCI designated in a Direction of the State.

            l. "Fiscal Agent" shall mean The Bank of New York, including any subcontractor retained by the Fiscal Agent as permitted under Section 8.4 of this Agreement, and any successor or successors which may become Fiscal Agent pursuant to Sections 6.5 and 6.6.

            m. "Government Securities" shall have the meaning stated in Section 7.2.a.

            n. "Individual Retirement Account" or "IRA" shall mean an individual retirement, tax-deferred plan established by an employee under Section 408 of the Code or any comparable legislation in effect at the time of determination.

            o. "Interest Payment Date" shall mean, with respect to each installment of interest due on an interest-bearing Bond, the date specified in such Bond as the fixed date on which such installment of interest is due and payable.

            p. "Israel" or "State" shall mean the State of Israel.

            q. "Issue Date" shall mean, with respect to each Bond, the Issue Date specified on such Bond.

            r. "Issue Price" shall mean, with respect to non interest-bearing Bonds, the price at which such Bond is deemed issued pursuant to Section 1273 of the Code and applicable regulations promulgated thereunder, or any comparable legislation in effect at the time of determination.

            s. "Keogh Plan" or "H.R. 10 Plan" shall mean a retirement plan established by a self-employed individual that satisfies or is intended by its terms to satisfy the applicable requirements of the Code.

            t. "Maturity Amount" shall mean as to each non interest-bearing Bond the denomination thereof.

            u. "Paying Agents" shall have the meaning stated in Section 7.3.a.

            v. "Principal Amount" shall mean as to each interest-bearing Bond the denomination thereof.

            w. "Redemption Price" shall mean, for interest-bearing Bonds, a price equal to the Principal Amount thereof and accrued and unpaid interest theron to the redemption or repurchase date, and for non interest-bearing Bonds, the Issue Price for such Bond as adjusted as of the redemption or repurchase date pursuant to the provisions of Section 1272 of the Code and applicable regulations promulgated thereunder, or any comparable legislation in effect at the time of determination.

            x. "Regular Record Date" for the interest payable on any Interest Payment Date with respect to any interest-bearing Bond shall mean the date specified as the record date therefore in the applicable Supplement.

            y. "Roth IRA" shall mean an individual retirement account within the meaning of Section 408A(b) of the Code.

            z. "Sales Period" shall mean with respect to an issue of Bonds, such period, if any, as defined in the applicable Supplement for such issue of Bonds.

            aa. "Special Record Date" for the payment of any Defaulted Interest shall mean the date fixed by the Fiscal Agent pursuant to the provisions of the interest-bearing Bond and Section 2.2.c hereto.

            bb. "Trust Account" shall mean a cash account of the Fiscal Agent established for each issue of Bonds, pursuant to which funds deposited by the State shall be held in trust for the benefit of the State by the Fiscal Agent. Amounts in the Trust Account shall be deposited overnight in the Fiscal Agent's Cash Reserve, shall continue to be trust accounts while so deposited, and shall earn interest at a rate to be mutually agreed from time to time and confirmed in writing.

            cc. "Union Plan" shall mean any treasury, strike or other fund established or maintained by an employee organization.

      Except where the context otherwise requires, words importing the singular number shall include the plural number and vice versa, and any Direction of the State or of the Financial Corporation may be expressed in general terms and need not be limited to any particular matter or transaction.

                                   ARTICLE II

                                    THE BONDS

      SECTION 2.1 Authorization and Amount. The name of each issue of Bonds and the aggregate principal amount of such issue which may be countersigned, delivered and outstanding will be as set forth in the Supplement relating to such issue.

      SECTION 2.2 Description of Bonds.

            a. The Bonds shall be issuable only in registered form without coupons, and, upon original subscription, in such minimum denomination as may be set forth in the applicable Supplement. Bonds shall be numbered and lettered in such manner as shall be satisfactory to the State, as evidenced by its execution thereof.

            b. The Issue Date of each Bond shall be specified on such Bond.

            c. For interest-bearing Bonds:

                  (i) payments of interest shall be made in accordance with the provisions of the Bond and the applicable Supplement;

                  (ii) interest on the Bonds shall be computed on the basis of a 360-day year consisting of twelve 30-day months; and

                  (iii) with respect to payment of Defaulted Interest:

                        (A) The State shall notify the Fiscal Agent in writing of the amount of Defaulted Interest proposed to be paid on each Bond and the date of the proposed payment, and at the same time the State shall deposit with the Fiscal Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Fiscal Agent for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided.

                        (B) Thereupon, the Fiscal Agent shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Fiscal Agent of the notice of the proposed payment. The Fiscal Agent shall promptly notify the State of such Special Record Date and, in the name and at the expense of the State, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each holder at his address as it appears in the Bond Register, not less than 10 days prior to such Special Record Date.

                        (C) Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Bonds are registered on such Special Record Date.

            d. Each issue of Bonds shall be substantially in the form set forth in the Exhibit(s) attached to the Supplement relating thereto.

      SECTION 2.3 Definitive and Temporary Bonds;
                  Subscription Receipts; Book-Entry Facility.

            a. Definitive Bonds may be engraved, printed, lithographed, or prepared by any other process as determined by a Direction of the State.

            b. Pending the preparation of definitive Bonds, the State may execute and issue in lieu thereof temporary Bonds in substantially the form of the definitive Bonds. Such temporary Bonds may be exchanged for an equal aggregate amount of definitive Bonds of authorized denominations when such definitive Bonds are prepared and ready for delivery upon surrender of such temporary Bonds at the principal corporate trust office of the Fiscal Agent in New York, New York.

            c. Pending the preparation of definitive Bonds, and in lieu of the issuance of temporary Bonds as provided in Section 2.3.b, the State may cause to be issued to subscribers a nontransferable receipt to the effect that a definitive Bond or definitive Bonds, when available for issuance, will be issued to the person named in said receipt, in the denomination or denominations specified therein.

            d. The Fiscal Agent shall, at the written request of the State and the Financial Corporation, create a "book-entry facility" for any issue of Bonds, whereby registered owners of such Bonds will not be issued a certificate evidencing the Bonds, unless specifically requested at the time of purchase. Holders of such book-entry Bonds shall have all the rights and obligations of Bondholders hereunder.

      SECTION 2.4 Provisions as to the Bonds.

      Except as otherwise provided in the Bonds or in the applicable Supplement, the following provisions shall apply:

            a. The Bonds shall be issuable to any person or entity.

            b. The Bonds will be issued with the name of the person or entity or nominee to whom issued inscribed on the face thereof. The State may make such arrangements as it may deem appropriate and that are reasonably satisfactory to the Fiscal Agent for the recording of the registration or transfer of the Bonds.

            c. The Bonds shall be nontransferable and non-assignable, except that any Bond may be transferred to any of the following permissible transferees:

                  (i) The State;

                  (ii) The Financial Corporation;

                  (iii) Any religious, charitable, literary, scientific or educational organization, contributions to which are, at the time of such transfer, deductible for income and similar tax purposes under the Code (or are accorded similar treatment under the laws of the country in which the transferee is located) provided that a transfer to such entity is made by gift or bequest without any compensation to the transferor;


                  (iv) The owner's spouse, children, grandchildren, siblings, parents or grandparents;

                  (v) Upon the death of the Bondholder, to any person or persons entitled thereto in accordance with such Bondholder's testamentary disposition and/or the applicable laws of descent and distribution;

                  (vi) Any person within or without the State who shall have been designated, by a Direction of the State delivered to the Fiscal Agent, as a permissible transferee of the Bonds. For purposes of this Section 2.4.c.vi, a Direction of the State may bear the facsimile signature of the Chief Fiscal Officer of the Ministry of Finance of the State of Israel for the Western Hemisphere, or any other person duly authorized by the State.

      Notwithstanding the foregoing, the State may, at any time or from time to time, by a Direction of the State, provide for the further transferability and assignability of the Bonds.

            d. Whenever a Bond shall be transferred or assigned pursuant to
Section 2.4.c above, it shall be surrendered at the corporate trust office of the Fiscal Agent in New York, New York for registration of transfer, together with a written instrument of transfer and such other documents required by the State or the Fiscal Agent transferring such Bond to any of the above-mentioned permissible transferees (such instrument of transfer to be in form approved by the Fiscal Agent including a representation as to the matters set forth in
Section 2.4.c and to be executed by the owner of such Bond), and the State may execute, and in such event the Fiscal Agent may countersign, a new Bond of like tenor and having the same Issue Date and Principal Amount as the Bond transferred, or may evidence the new ownership by endorsement on the Bond or by such other method as the State and the Fiscal Agent may deem desirable.

            e. The State and the Fiscal Agent may deem and treat the Bondholder as the absolute owner of such Bond for the purpose of receiving payment thereof, interest thereon or on account thereof, if any, and for all other purposes, whether or not such Bond shall be overdue, and neither the State nor the Fiscal Agent shall be affected by any notice to the contrary.

            f. The trustees or other legal representatives of a non-individual owner which has dissolved or terminated shall succeed to all the rights of such owner. The executor, administrator or other legal representative of an owner who has died shall succeed to all the rights of such owner.

      SECTION 2.5 Purchase of Bonds by State.

            a. The State agrees that, not later than 120 days (or such other number of days as may be stated in the Bond or in the applicable Supplement) after delivery of a written demand and the surrender of such Bond and accompanying transfer documents to the principal corporate trust office of the Fiscal Agent in New York, New York, together with the instruments required by Section 2.5.b, it will purchase such Bond at the Redemption Price, under the following circumstances:
(i) upon the death of any natural person who was the original registered owner of the Bond or, in the event there is more than one original registered owner of the Bond, upon the death of the last surviving original registered owner; provided that the obligation of the State to purchase upon death shall cease and terminate and shall not apply when the Bond is owned by a transferee or assignee; (ii) upon the death of any natural person who owned such Bond through an IRA, Roth IRA or Keogh or H.R. 10 Plan; provided that the State may suspend or terminate the obligations to purchase on death set forth in clauses (i) and
(ii) of this paragraph if, in the opinion of the State, a material number of these persons shall have died as a result of war, epidemic, catastrophe of nature or other disaster; or (iii) upon the termination of any Employee Benefit Plan which owned such Bond; unless, in the case of an IRA, Roth IRA or a Keogh or H.R. 10 Plan, the beneficiary or administrator of such plan advises the State or the Financial Corporation that it intends to transfer such plan to another plan in a "rollover" transaction, as such term is defined in Section 402 of the Code, within the time limit prescribed for such "rollover".

            b. All Bonds surrendered pursuant to this Section 2.5 shall be accompanied by a written instrument of transfer in a form approved by the Fiscal Agent and such other documents required by the State or the Fiscal Agent.

            c. Upon the surrender of any Bond for purchase by the State pursuant to this Section 2.5, the Fiscal Agent shall notify the State and the Financial Corporation in writing of such surrender and shall keep a current record, in full detail, of such surrenders and purchases and shall make such record available to the State and the Financial Corporation.

            d. All Bonds purchased by the State pursuant to this Section 2.5 shall be held by the Fiscal Agent subject to the Direction of the State.

            e. Whenever Bonds are surrendered pursuant to this Section 2.5 accompanied by a Direction of the State or of the Financial Corporation stating that the owner is deceased, that he or she resided outside the United States at the time of his or her death, that he or she was not a citizen of the United States and the Bonds so surrendered were physically located outside the United States at the time of his or her death (accompanied by an affidavit or statement to that effect by a person appearing to be in possession of the facts which is acceptable to the State and the Fiscal Agent) and instructing the Fiscal Agent to make payment of the Redemption Price of such Bonds pursuant to this Section 2.5, to a named person or persons stated in such Direction of the State or of the Financial Corporation to be the executor, administrator or other legal representative or the heirs or next of kin of the deceased owner, and/or instructing the Fiscal Agent as to the disposition of such Bonds, the Fiscal Agent shall comply with such Direction.

      SECTION 2.6 Cancellation, Exchange or Retirement of Bonds Acquired by the State or Financial Corporation.

            a. The Fiscal Agent shall at any time cancel and retire any Bond surrendered to it by the State for retirement if accompanied by a Direction of the State directing such cancellation and retirement.

            b. The Fiscal Agent shall cancel any Bond surrendered to it by the State or the Financial Corporation for exchange or cancellation and, if so directed, shall countersign and deliver a Bond or Bonds in exchange therefor in accordance with
Section 2.4.d. Such action shall be taken upon a Direction of the State or a Direction of the Financial Corporation, as the case may be, directing such cancellation and requesting such countersigning and delivery in exchange therefor.

            c. The Fiscal Agent shall not be required to obtain any evidence of title or manner of acquisition of any Bond surrendered to it pursuant to this
Section 2.6.

            SECTION 2.7 Exchanges, Split-ups, etc.

            a. Unless otherwise requested in a Direction of the State, no exchange or split-up of any Bond which has been issued upon original subscription in the minimum denomination set forth in the applicable Supplement or designated for redemption shall be permitted. All other exchanges and split-ups of Bonds shall be subject to such reasonable regulations and restrictions as the Fiscal Agent and the State may prescribe.

            b. Each new Bond or Bonds delivered in exchange for any other Bond or Bonds shall carry all the rights to interest accrued and unpaid and to accrue which were carried by such other Bond or Bonds, if any.

            c. All Bonds surrendered by the holders thereof for transfer or exchange, against which new Bonds are issued, shall be cancelled by the Fiscal Agent and delivered or disposed of upon a Direction of the State.

      SECTION 2.8 Charges to Bondholders upon Transfers,
                  Purchases by State, Exchanges and Split-ups.

            a. Any exchange of temporary Bonds for definitive Bonds pursuant to
Section 2.3, any transfer of Bonds to the permissible transferees named in subsections i, ii and v of paragraph c of Section 2.4, and any purchase of Bonds by the State pursuant to Section 2.5, shall be effected without charge to the Bondholder, except the payment of any stamp taxes or other governmental charges incident thereto.

            b. Any transfer of Bonds to the permissible transferees named in subsections iii, iv and vi of paragraph c of Section 2.4, and any exchange or split-up of Bonds, pursuant to Section 2.7, shall be effected only upon payment by the Bondholder of all expenses of the State and the charges and expenses of the Fiscal Agent in connection therewith, and any stamp taxes or other governmental charges incident thereto.

      SECTION 2.9 Co-Owners of Bonds; Bonds Held by Minors.

            a. If any Bond shall have been issued in the names of more than one holder, the State or the Fiscal Agent, upon any surrender of said Bond pursuant to any provision of this Agreement (whether or not expressly required by such provision), may require the signature of all such holders, or, in the case of payment thereof, make payment in the names of all such holders.

            b. If any Bonds shall have been issued in the name of a minor or in the names of a minor together with any other person, the State or the Fiscal Agent, upon any surrender of such Bond pursuant to any provision of this Agreement (whether or not expressly required by such provision) may act with respect to the minor upon the signature of the legal guardian of said minor, or, in the event that no such legal guardian has been appointed, then upon the signature of the parent or head of the household in which the minor resides, provided that such parent or head of household also executes such other documents as may be required by the State or the Fiscal Agent.

      SECTION 2.10 Mutilated, Lost, Stolen or Destroyed Bonds. If any Bond shall be mutilated, lost, stolen or destroyed (including any Bond mutilated, lost, stolen or destroyed prior to the delivery thereof by the Fiscal Agent to the owner), then, upon the production of such mutilated Bond, or upon the receipt of evidence satisfactory to the State and the Fiscal Agent of the loss, theft or destruction of such Bond and upon receipt also of indemnity satisfactory to each of them, the State in its discretion (evidenced by a Direction of the State delivered to the Fiscal Agent) may execute, and thereupon the Fiscal Agent shall countersign and deliver, in accordance with Section 2.4.d, a new Bond of like tenor in exchange for, and upon cancellation of, the mutilated Bond or in lieu of the Bond so lost, stolen or destroyed; or, if any such lost, stolen or destroyed Bond shall have matured or be about to mature, instead of issuing a substituted Bond, upon receipt of a Direction of the State, the Fiscal Agent may pay the same. Any new Bond issued under this Section in lieu of any Bond alleged to have been lost, stolen or destroyed shall constitute an original contractual obligation of the State, whether or not the Bond alleged to have been lost, stolen or destroyed be at any time enforceable by anyone; and such new Bond shall be entitled to the benefits of this Agreement equally and ratably with all other Bonds issued hereunder. The State and the Fiscal Agent, in their discretion, may place upon any such new Bond a distinguishing mark or a legend to comply with the rules of any securities exchange or to conform to any usage with respect thereto, or for any other reason or purpose, but such mark or legend shall in no respect affect the validity of such new Bond. All expenses in connection with procuring such indemnity and with the preparation, execution, countersigning and delivery of a new Bond shall be borne by the person claiming ownership of the Bond mutilated, destroyed, stolen or lost (except in respect of any Bond mutilated, destroyed, stolen or lost prior to the delivery thereof by the Fiscal Agent to the owner, for which evidence satisfactory to the State and the Fiscal Agent shall have been received).

      SECTION 2.11 Execution of Bonds. The Bonds shall be executed on behalf of the State with the signatures of its Prime Minister and its Minister of Finance, either or both of which may be manual or facsimile, and shall bear the State Seal or State Emblem or a facsimile of either. The State may use the signature of any person who shall have been its Prime Minister or its Minister of Finance at any time notwithstanding the fact that such person may have ceased to hold such office at the time when the Bonds shall actually be countersigned and issued as herein provided or may have become Prime Minister or Minister of Finance after the date shown on the Bonds.

      SECTION 2.12 Countersigning by Fiscal Agent. Only such Bonds as shall be manually countersigned by an authorized officer of the Fiscal Agent shall be issued as herein provided. Such countersignature by an authorized officer of the Fiscal Agent upon any outstanding Bond shall be conclusive evidence that such Bond has been duly issued hereunder. No representation shall be implied from such countersigning other than the representation that the Fiscal Agent has not countersigned Bonds in excess of the aggregate principal amount provided in the applicable Supplement and Bonds delivered in substitution therefor or in replacement thereof as herein provided.

      SECTION 2.13 Legends or Recitals on Bonds. Any Bond may be endorsed with or have incorporated in the text thereof such legends or recitals not inconsistent with the provisions of this Agreement as may be approved by the Fiscal Agent or required to comply with the rules and regulations of any securities exchange upon which the Bonds may be listed or to conform with any usage with respect thereto.

      SECTION 2.14 Registration, Registration of Transfer or Exchange.

            a. The State shall cause to be kept, in the City of New York, New York, a register for each issue of Bonds (the "Bond Register"). The State shall provide for the registration of Bonds and of permissible transfers and exchanges of Bonds, and may appoint one or more Bond Registrars for such purpose. The Fiscal Agent is hereby appointed the initial Bond Registrar for the purpose of registering Bonds and transfer and exchanges of Bonds as herein provided.

            b. The State shall not be required (i) to issue or register the transfer or exchange of any Bond during the period beginning at the opening of business 15 days before the day of mailing of notice of redemption of Bonds selected for redemption under Section 5.2 and ending at the close of business on the day of such mailing or (ii) to register the transfer or exchange of any Bonds so selected for redemption, in whole or in part, except the unredeemed portion of Bonds being redeemed in part.

                                  ARTICLE III

                                 ISSUE OF BONDS

      SECTION 3.1 Procedures on Issuance. The Bonds shall be executed by the State and delivered to the Fiscal Agent for countersignature and issue hereunder and, except as otherwise provided in Article II hereof, Bonds shall be issuable hereunder only as follows:

            a. Prior to the issuance of any Bonds of an issue, the State and the Fiscal Agent shall have executed the applicable Supplement, and the Fiscal Agent shall have received such opinions and certificates as the Fiscal Agent may reasonably request, including, if applicable, certificates with respect to Code Sections 1272 and 1273.

            b. The Fiscal Agent shall, from time to time, countersign and deliver Bonds in such authorized denominations and in such aggregate principal amounts as shall be specified in Directions of the Financial Corporation, but the aggregate amounts of Bonds so countersigned and delivered shall not exceed the aggregate principal amount set forth in the applicable Supplement, excluding Bonds countersigned and delivered pursuant to Section 2.10.

            c. Subscriptions for the Bonds shall be made in accordance with regulations prescribed by the Financial Corporation on subscription forms (the general form of which shall have been approved by the State, the Fiscal Agent and the Financial Corporation), in each case appropriately completed and executed and accompanied by the subscription price. A subscription shall be deemed to have been accepted as of the date upon which the completed subscription forms and the purchase price are actually received in form acceptable to the Fiscal Agent and the Financial Corporation.

            d. The subscription price of the Bonds shall be paid in United States Dollars or, upon Direction of the State, in the currency of the respective countries in which the subscriptions are originated. Such subscription prices in foreign currencies shall be fixed in accordance with Directions of the State, which may be issued from time to time and delivered to the Fiscal Agent.

            e. The Fiscal Agent shall inscribe the name of each owner, the number of the subscription (both as evidenced by the subscription forms), and the Issue Date on the face of each Bond to be delivered. The Fiscal Agent shall deliver each Bond so inscribed by mailing the same, postage prepaid, addressed to the appropriate owner to such owner and the Fiscal Agent shall register the name of each owner in the Bond Register.

            f. The Fiscal Agent shall deliver each subscription form relating to a subscription accepted by it to the Financial Corporation.

            g. The Fiscal Agent shall, on the opening of business on the Friday next following the day on which the subscription funds deposited with the Fiscal Agent become available, or on the next succeeding Business Day if Friday is not a Business Day, transfer such funds together with any earnings thereon into an account to be designated by the State. Pending such transfer, the Fiscal Agent shall hold such funds in an interest bearing account for the benefit of the State. Notwithstanding the above, in the event that the Fiscal Agent shall receive, in any given week, deposits of subscription prices in an amount equal to or greater than $10 million, the Fiscal Agent shall, on the first Business Day when such funds become available following the deposit thereof, immediately transfer such funds to a bank account to be designated by the State.

      SECTION 3.2 Subscription Procedures Determined
                  by the Financial Corporation.

            a. In all matters relating to the manner of effecting subscriptions for the Bonds and to the issue of the Bonds, the Fiscal Agent shall act at all times in accordance with Directions of the Financial Corporation.

            b. With the approval of the Fiscal Agent, the procedures on issuance and the subscription procedures hereinabove set forth may be changed generally or in particular countries by a Direction of the Financial Corporation filed with the Fiscal Agent.

                                   ARTICLE IV

                                PAYMENT OF BONDS

      SECTION 4.1 Bond Payments.

            a. The State will deposit with the Fiscal Agent (to be held and applied by the Fiscal Agent for the payment of interest, principal or Redemption Price, as the case may be, subject to Section 7.1.c hereof): (i) for interest-bearing Bonds, on each Interest Payment Date of the Bonds, an amount in immediately available funds sufficient to pay, on such Interest Payment Date, 100% of the interest to be due on all Bonds then outstanding; (ii) on maturity and each redemption date of the Bonds, as the case may be, an amount in immediately available funds which, together with any amounts then held by the Fiscal Agent and available for the payment thereof, shall be equal to 100% of the entire amount of the principal or Redemption Price to be due on all the Bonds then outstanding and maturing or being redeemed, respectively, on such maturity or redemption date.

            b. In the event the date of any payment hereunder, for interest, redemption or maturity, is not a Business Day, payment may be made on the next succeeding Business Day, and no interest shall accrue for the intervening period.

      SECTION 4.2 Manner of Deposits. Any deposit made or to be made by the State with the Fiscal Agent under Section 4.1 shall be made in the manner described in Section 7.1.

      SECTION 4.3 Cancellation of Bonds. All Bonds when paid, whether at maturity or upon redemption, shall be delivered to the Fiscal Agent, and, if not already cancelled, shall be promptly cancelled and delivered or disposed of upon a Direction of the State.

                                   ARTICLE V

                        REDEMPTION AT OPTION OF THE STATE

      SECTION 5.1 Bonds Subject to Redemption. To the extent permitted in the terms of the Bonds or the applicable Supplement, the Bonds shall be subject to redemption at the option of the State, in accordance with the provisions of this
Article V.

      SECTION 5.2 Selection of Bonds to Be Redeemed.

      Subject to any further limitations set forth in the terms of the Bonds or the applicable Supplement:

            a. The Bonds shall be redeemable as a whole, or from time to time in part, provided that redemption is made for all Bonds of an issue bearing the same Issue Date, but for interest-bearing Bonds, any partial redemption may be made only on an Interest Payment Date. In case of a partial redemption of Bonds, the Bonds to be redeemed shall not be selected by lot, but by one or more groups, each group comprising all of the Bonds of the same issue with the same Issue Date. No Bonds of any issue may be redeemed under this Article unless the Bonds of such issues having all prior Issue Dates shall have been called for redemption.

            b. The Bonds shall be redeemed at the Redemption Price.

      SECTION 5.3 Designation of Bonds to Be Redeemed. The option of the State to redeem Bonds shall be evidenced by a Direction of the State delivered to the Fiscal Agent at least 90 days prior to the redemption date (or such shorter period as shall be acceptable to the Fiscal Agent) specifying the redemption date, the issue and Issue Date of Bonds to be redeemed. The Bonds to be redeemed shall be deemed to have been designated for redemption upon the receipt by the Fiscal Agent of such Direction of the

State. No such Direction of the State may be revoked after the first mailing of notice of redemption pursuant to Section 5.4.

      SECTION 5.4 Redemption Notice. Notice of redemption shall be mailed by the Fiscal Agent in the name of the State, first-class, postage paid, not less than 30 nor more than 60 days prior to the redemption date to each holder of Bonds designated for redemption as such holder's name and address appear on the Bond Register. The notice of redemption shall state:

            a. The redemption date;

            b. In case all the Bonds are to be redeemed, that all the Bonds are to be redeemed;

            c. In the case of a redemption of an issue or group thereof of Bonds, a description of the issue or group thereof of Bonds that are to be redeemed;

            d. The Redemption Price of the Bonds to be redeemed;

            e. That on the redemption date no holder of any Bond called for redemption shall be entitled to any payment in excess of the Redemption Price; and that on said date the Redemption Price of the Bonds will become due and payable upon each of the Bonds called for redemption; and

            f. The place or places where the Bonds to be redeemed are to be surrendered for payment of the Redemption Price.

      SECTION 5.5 Redeemed Bonds Due on Redemption Date, etc. Notice having been given as aforesaid, the Bonds which are to be redeemed shall, on the redemption date stated in such notice, become due and payable at the Redemption Price therein specified. Unless the Redemption Price shall not have been deposited with the

Fiscal Agent, from and after said redemption date, no holder of any Bond called for redemption shall be entitled to any payment in excess of the Redemption Price. Upon surrender of the Bonds to be redeemed in accordance with such notice, such Bonds shall be paid by the State at the Redemption Price. If the Redemption Price shall not be paid upon the surrender of any Bond, then interest-bearing Bonds shall continue to bear interest at the rate prescribed in such Bonds, and non interest-bearing Bonds shall continue to be payable at their Maturity Amount on their maturity date, as if such Bonds had not been called for redemption.

                                   ARTICLE VI

                                  FISCAL AGENT

      SECTION 6.1 Regarding the Fiscal Agent. The acceptance of its appointment hereunder by the Fiscal Agent shall be subject to the following terms and conditions:

            a. The recitals herein and in the Bonds shall be taken as the statements of the State and shall not be considered as made by the Fiscal Agent.

            b. The Fiscal Agent in acting hereunder shall act solely as agent of the State and shall not assume any fiduciary or other relationship of agency or trust for or with any of the holders of the Bonds; provided that with respect to the holding, investing and returning of Deposited Cash and earnings thereon to the State, the Fiscal Agent shall act as a trustee for the benefit of the State. The Fiscal Agent with respect to any matter for which no provision is made herein may rely on instructions, not inconsistent with the provisions hereof, contained in a Direction of the State or in a Direction of the Financial Corporation. Upon written request of the Fiscal Agent, the State or the Financial Corporation, as the case may be, shall clarify any such instructions which the Fiscal Agent finds unclear. The Fiscal Agent shall not be obligated, however, to comply with any instructions of the Financial Corporation or the State, if such compliance would, in its opinion evidenced in a written detailed statement provided to the Financial Corporation and the State, involve it in unreasonable risk or liability, unless the Fiscal Agent is indemnified to its satisfaction.

            c. The Fiscal Agent shall not be required to perform any services or be subject to any duties, except as expressly provided herein.

            d. The Fiscal Agent shall be protected in acting upon any document believed by it in good faith to be genuine and to be signed by the proper party or parties, including without limitation with respect to (i) the transfer of Bonds in accordance with Sections 2.4.c and 2.4.d hereof pursuant to a Direction of the State or on the basis of written representations of transferors as to the matters set forth in Section 2.4.c, or (ii) the purchase of Bonds by the State on the basis of a written instrument of transfer in accordance with Section 2.5 hereof.

            e. The Fiscal Agent shall not be liable in connection with rendering services hereunder, except for its negligent act or omission, willful misconduct, material breach of the provisions of this Agreement or failure to comply with any banking or securities rules and regulations applicable to the Fiscal Agent (including, without limitation, regulations of the National Association of Securities Dealers ("NASD")). In addition, the Fiscal Agent shall not be liable for indirect, special, consequential or punitive damages. The Fiscal Agent makes no representation as to the validity of this Agreement or as to the security afforded hereby or as to the validity of the Bonds issued hereunder.

            f. The State will pay to the Fiscal Agent from time to time reasonable compensation (to be mutually agreed upon and set forth in a written fee letter) for all services rendered hereunder.

            g. The State agrees to indemnify and save harmless the Fiscal Agent against and from any liability or damages which it may incur or sustain in good faith, except for acts or omissions involving negligence, willful misconduct, material breach of the provisions of this Agreement or failure to comply with any banking and securities rules and regulations applicable to the Fiscal Agent (including, without limitation, NASD regulations).

            h. The provisions of subsections (d), (e) and (g) of this Section
6.1 shall survive the termination of this Agreement, or the removal or resignation of the Fiscal Agent, as the case may be.

      SECTION 6.2 Reports and Audit Rights.

            a. The Fiscal Agent shall maintain books, records, documents and other evidence of accounting procedures and practices, which sufficiently and properly reflect all transactions and other activities undertaken in connection with its performance under this Agreement.

            b. The Fiscal Agent shall provide the State and the Financial Corporation with quarterly and annually statements and reports, including, without limitation, the Fiscal Agent's SAS 70 report or an equivalent report satisfactory to the State and the Financial Corporation, as more fully described in Schedule B hereto.

            c. Upon reasonable notice, the State, the Financial Corporation and their duly authorized representatives shall have access to the books, documents, papers, working papers, plans and records (including computer records) of the Fiscal Agent, which relate to or pertain to this Agreement and its performance for purposes which include, but shall not be limited to, reviewing performance and compliance with the Agreement, and making audit, examination, excerpts and transcripts. Such access shall also be made available for a period of three years from the resignation or removal of the Fiscal Agent, as the case may be.

            d. Without limitation to the above, the State shall have the right to retain, at its cost, an independent auditor to review the Fiscal Agent's records relating to the Services provided hereunder. The Fiscal Agent shall provide the auditor with reasonable access to such records and cooperate with the State in order to complete the audit in a timely and efficient manner.

      SECTION 6.3 Account Manager. The Fiscal Agent shall appoint an individual, reasonably satisfactory to the State and the Financial Corporation, who will be the Account Manager for the State account. The Fiscal Agent's Account Manager will be the principal point of contact for the State and the Financial Corporation concerning the Fiscal Agent's performance hereunder. The Fiscal Agent's Account Manager will also serve as the focal point for business matters, support coordination, and administrative activities. The Fiscal Agent shall notify the State in writing when there is a change in staffing and a new Account Manager is assigned.

      SECTION 6.4 Resignation or Removal of Fiscal Agent. The Fiscal Agent may at any time resign by giving to the State notice of such resignation in the manner hereinafter provided. The Fiscal Agent may be removed at any time by the delivery to the Fiscal Agent of a Direction of the State. The Direction of the State shall specify if the removal is for all outstanding and future issues, for certain outstanding issues and not for others, or for future issues only. Such resignation or removal shall take effect upon the appointment by the State, as hereinafter provided, of a successor Fiscal Agent. During the period until such resignation or removal shall take effect, the Fiscal Agent shall continue to be subject to its duties hereunder and provide the State with uninterrupted services for the same compensation as in effect prior to such notice of resignation or removal by a Direction of the State. In addition, the Fiscal Agent shall provide the State and any Successor Fiscal Agent with assistance and support during a transitional period, as provided in Section 6.7 below.

      SECTION 6.5 Appointment of Successor Fiscal Agent. If at any time the Fiscal Agent shall resign or be removed or become unable to act as Fiscal Agent, the State will appoint a successor Fiscal Agent hereunder. Such appointment shall be evidenced by a Direction of the State delivered to the new Fiscal Agent. The State shall give notice to the retiring Fiscal Agent of such appointment before such appointment shall become effective. The State shall also give notice of such appointment by mailing to Bondholders in the manner as provided for in the notice of redemption in Section 5.4 hereof, but the failure to give such notice by mailing shall not affect the sufficiency of such appointment. Until the appointment of a successor Fiscal Agent has become effective, the retiring Fiscal Agent shall continue to perform its duties hereunder for the same compensation as in effect at that time. After the appointment of a successor Fiscal Agent has become effective, the retiring Fiscal Agent shall, subject to the provisions of Section 6.7 below, cease to act as such hereunder, and upon payment of its compensation and expenses then unpaid, shall deliver and pay over to its successor any and all monies and other property then in its possession hereunder as such Fiscal Agent. If a notice of the appointment of a successor Fiscal Agent shall not have been delivered to the retiring Fiscal Agent within six months after giving of such notice of resignation, the resigning Fiscal Agent may petition any court of competent jurisdiction for the appointment of a successor Fiscal Agent.

      SECTION 6.6 Successor Fiscal Agent. Any corporation into which the Fiscal Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Fiscal Agent shall be a party or any corporation to which all the business and assets of the Fiscal Agent may be transferred shall be a successor Fiscal Agent hereunder without further act.

      SECTION 6.7 Transitional Period. In the event of resignation or removal of the Fiscal Agent, the Fiscal Agent shall, during a transitional period beginning with notice of such resignation or removal, and continuing for a period of up to one year from the date the appointment of the Successor Fiscal Agent takes effect, fully cooperate with the State and the Successor Fiscal Agent and take all reasonable and prudent measures to facilitate an orderly transition of its duties hereunder, including without limitation, with respect to the conversion and transfer of records (paper or electronic) and customer support. The State shall pay the Fiscal Agent for services provided in such transitional period a fee mutually agreed upon by the parties, provided however that such fee shall not exceed the compensation in effect prior to the resignation or removal.

      SECTION 6.8 Adoption of Countersignature. Any successor Fiscal Agent may adopt the countersignature of any predecessor Fiscal Agent or may countersign Bonds in the name of any predecessor Fiscal Agent or in its name and may deliver Bonds so countersigned, all with like effect as if Bonds so countersigned had been countersigned and delivered by the predecessor Fiscal Agent.

                                  ARTICLE VII

         PROCEDURE FOR PAYMENT OF PRINCIPAL, INTEREST OR MATURITY AMOUNT

      SECTION 7.1 Monies Deposited for Payment of Principal, Interest or Maturity Amount.

            a. Whenever the State desires to or is required to deposit monies with the Fiscal Agent for application to the payment of the principal or Maturity Amount of, or interest, if any, on the Bonds or in connection with any redemption of Bonds, the State shall deposit with the Fiscal Agent, in accordance with Section 4.1, an amount of money sufficient for said purpose or purposes (the monies so deposited under this paragraph being hereinafter called "Deposited Cash").

            b. All Deposited Cash held by the Fiscal Agent for the purpose or purposes of paragraph (a) of this Section 7.1 shall be held subject to the right of the State to require that such Deposited Cash be paid upon the Direction of the State in accordance with Section 7.3.b hereof.

            c. Any Deposited Cash remaining unclaimed at the end of six months after such monies shall have become due and payable in accordance with the terms and conditions of the Bonds, including, without limitation, Deposited Cash covered by outstanding checks that were issued by the Fiscal Agent to Bondholders and which remain uncashed for over six months for any reason whatsoever, shall then be promptly, and without demand from the State, paid to the State, and upon such payment any obligation of the Fiscal Agent with respect thereto shall cease. Nothing contained in this Section 7.1.c shall affect the rights of the Bondholders to make demand upon the State for any monies as may be due them; and, in such event, payment shall be made by the Fiscal Agent, with funds provided to the Fiscal Agent by the State, and such payment to Bondholders shall be made at a corporate trust office of the Fiscal Agent in New York, New York.

      SECTION 7.2 Investment of Deposited Cash.

            a. Any Deposited Cash held by the Fiscal Agent, until required for payment to Bondholders in accordance with this Agreement or required to be remitted to other Paying Agents in accordance with Section 7.3.b, including, without limitation, Deposited Cash covered by outstanding checks that were issued by the Fiscal Agent to Bondholders and not yet cashed, shall be held in trust for the benefit of the State by the Fiscal Agent and be invested or reinvested in a Trust Account of the Fiscal Agent unless the Fiscal Agent is otherwise directed, as evidenced by a Direction of the State, to invest such funds in direct obligations of the United States of America ("Government Securities") or in time deposits with the Fiscal Agent.

            b. Whenever, in the opinion of the Fiscal Agent, funds are needed for payment to Bondholders in accordance with the provisions of this Agreement or for remittance to other Paying Agents, if any, in accordance with a Direction of the State as provided in Section 7.3.b, the Fiscal Agent shall withdraw from the Trust Account, or if Deposited Cash is invested in Government Securities or time deposits, shall sell such Government Securities or time deposits, as in its judgment will make available sufficient Deposited Cash to effect payments to Bondholders upon presentation of Bonds, or to effect such remittances to other Paying Agents and add to Deposited Cash the proceeds of any such sale of Government Securities or time deposits, including any interest or profit realized thereon. If at any time additional Deposited Cash is needed for payment to

Bondholders or to effect remittances to other Paying Agents and it is not available from the Trust Account, sales of Government Securities or maturing time deposits, the Fiscal Agent shall notify the State of the amount of additional funds so required and the time when required, and the State shall deposit with the Fiscal Agent within the time required the additional funds in the amount specified in such notice. The State may, by a Direction of the State, require the Fiscal Agent to, from time to time, pay over to the State from Deposited Cash such Deposited Cash which is not needed for payment to Bondholders or for remittances to other Paying Agents.

            c. The Fiscal Agent shall restore to Deposited Cash out of compensation earned or interest or other profit realized upon any investment of Deposited Cash permitted by this Agreement an amount equal to any loss of principal incident to the sale or redemption of any Government Securities or time deposits for a sum less than the amount paid therefor. In the event no such compensation, interest or profit is available to make up any such loss, the State will pay an amount equal thereto to the Fiscal Agent upon request.

            d. Any compensation earned on Deposited Cash held in a Trust Account shall, on the first Business Day following any month in which such Deposited Cash is held in the Trust Account, be transferred by the Fiscal Agent to an account designated by the State. Any interest or other profit realized upon any investment of Deposited Cash in Government Securities and time deposits shall, on the day the given investment matures, be transferred by the Fiscal Agent to an account designated by the State.

            e. The Fiscal Agent shall not be liable for any loss upon any investment permitted by this Section 7.2 or to obtain or pay any particular rate of interest on any investment in Government Securities, time deposits, or overnight deposits.

            f. All obligations of the State to pay, reimburse and indemnify the Fiscal Agent shall be secured by a lien upon any fund held by the Fiscal Agent representing compensation due or interest or profits from investments of Deposited Cash up to but not in excess of the aggregate of all such obligations, and except to the extent that the same are required to be restored to Deposited Cash by the provisions of the first sentence of paragraph c of this Section 7.2.

      SECTION 7.3 Additional Paying Agents.

            a. The State may from time to time, by a Direction of the State, designate one or more banking institutions in addition to the Fiscal Agent as agents of the State for the payment of the principal or Maturity Amount of, or interest, if any, on the Bonds or in connection with any redemption of Bonds ("Paying Agents") and any funds deposited with such Paying Agents shall be held by them subject to the applicable provisions of this Agreement. Any Paying Agent may be removed at any time by delivery to it of a Direction of the State. Upon its resignation or removal, a Paying Agent shall promptly account for and return to the Fiscal Agent all funds held by it for payment to Bondholders in accordance with the provisions of this Agreement.

            b. From Deposited Cash held by it, the Fiscal Agent shall remit to Paying Agents designated by the State such sums as shall be specified from time to time in Directions of the State for the purposes set forth in such Directions. From and after its remittance to Paying Agents in accordance with such Direction of the State, the Fiscal Agent shall have no responsibility or obligation to the State, any Bondholder or other person with respect to the funds so remitted. Any funds returned by a Paying Agent to the Fiscal Agent in accordance with subparagraph (a) of this Section
7.3 shall be held by it subject to all of the applicable provisions of this Agreement.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

      SECTION 8.1 Notices, etc. When, pursuant to any of the provisions of this Agreement, any notice or other communication is required or permitted to be given or sent by any party to any other, the same shall be deemed sufficiently given or sent if given or sent in writing as follows:

            a. To the State, by delivering the same to the Chief Fiscal Officer of the Ministry of Finance for the Western Hemisphere, as representative of the State, at 800 Second Avenue, New York, New York 10017 (or at such other address as may be given to the Fiscal Agent and the Financial Corporation by notice in writing), or by mailing the same by registered mail in the United States, postage prepaid, addressed to the State at the said address;

            b. To the Fiscal Agent, by delivering the same to it, at its principal corporate trust office at 101 Barclay Street, New York, New York 10286; Attention: Frederick Clark, Vice President (or at such other address as may be given to the State and the Financial Corporation by notice in writing), or by mailing the same by registered mail to its principal corporate trust office at 101 Barclay Street, New York, New York 10286 (or such other address as may be given to the State and the Financial Corporation by notice in writing), postage prepaid; and

            c. To the Financial Corporation, by delivering the same to it, at 575 Lexington Avenue, New York, New York 10022-6195, attention: Chief Financial

Officer (or at such other address as may be given to the State and the Fiscal Agent by notice in writing), or by mailing the same by registered mail in the United States, postage prepaid, addressed to the Financial Corporation at its said address.

            d. Any Direction of the State delivered to the Fiscal Agent pursuant to the provisions of Section 2.5 hereof shall be made available by the Fiscal Agent for inspection by any Bondholder upon written request executed in duplicate. A copy of each Direction of the State of any character, and of any request by any Bondholder for inspection pursuant to this Section, delivered to the Fiscal Agent, shall be furnished simultaneously to the Financial Corporation.

      SECTION 8.2 Amendments and Waivers. This Agreement may be amended by mutual consent of the parties hereto, provided that in the judgment of the State and the Fiscal Agent, any such amendment does not materially and adversely affect the interests of any Bondholders. No amendment of any provision of this Agreement shall be valid unless made in writing and signed by the State and the Fiscal Agent. No delay or failure on the part of any party in exercising any right or remedy hereunder, or at law or at equity, shall operate as a waiver of or preclude the exercise of such right or remedy or of any other right or remedy. No waiver by any party shall be effective unless in writing signed by such party. A waiver on any one occasion shall not be construed as a waiver of any such right or remedy on any prior or subsequent occasion.

      SECTION 8.3 Confidentiality. The Fiscal Agent may, in the course of performing the Services hereunder, have in its possession information relating to financial, accounting and investment matters of the State, the Financial Corporation and Bondholders. All such information (except information publicly available from another source) is confidential and unless permitted pursuant to a Direction of the State, the Fiscal Agent shall not disclose such information, directly or indirectly, to any party, its counsel or any representatives, or use it in any way, except (a) for the performance of the Services hereunder, or (b) as required by applicable law or regulation.

      SECTION 8.4 Subcontract and Assignment. Except as otherwise provided in this Agreement, the Fiscal Agent shall not subcontract or assign its obligations under this Agreement without the prior written consent of the State and the Financial Corporation. The Fiscal Agent shall be responsible to ensure that all requirements of the Agreement shall be communicated to any and all subcontractors.

      SECTION 8.5 Advertising. The Fiscal Agent shall not advertise or publish information concerning this Agreement in any form or media without prior written consent from the State.

      SECTION 8.6 Other Fiscal Agents. The appointment of the Fiscal Agent hereunder shall not be deemed exclusive, and nothing contained herein shall limit the right of the State to appoint other Fiscal Agents for the issuance of securities or financial instruments including the Bonds.

      SECTION 8.7 Existing Fiscal Agency Agreements. The State hereby appoints the Fiscal Agent and the Fiscal Agent accepts the appointment as Successor Fiscal Agent under each of the Fiscal Agency Agreements enumerated in Schedule C hereto. Each of such Fiscal Agency Agreements is amended and replaced in its entirety by this Agreement and the supplements attached hereto as Schedules C1-C__, respectively.

      SECTION 8.8 Force Majeure. The Fiscal Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, transportation, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions, or inability to obtain labor, material, equipment or transportation.

      SECTION 8.9 Entire Agreement.

            a. This Master Fiscal Agency Agreement consists of the following documents, which are attached and made a part of this Agreement, and together constitute the entire agreement between the parties:

                  (i) This Agreement, together with its Schedules.

                  (ii) The applicable Supplement and such Supplement's exhibit(s).

                  (iii) The fee letter referred to in Section 6.1.e of this Agreement.

            b. This Agreement supersedes any prior understanding, agreements or representations by or between the parties regarding the subject matter hereof, written or oral. Nothing contained herein is intended to affect the rights of any Bondholders with respect to any Bonds outstanding on the date hereof; provided, that if any provision of this Agreement is determined to materially and adversely affect the interests of any such Bondholder, then such provision shall be of no effect with respect to such Bondholders, and the applicable provisions of the Fiscal Agency Agreement with respect to such Bonds, as it existed immediately prior to the execution hereof, shall continue to apply.

      SECTION 8.10 New York Law. This Agreement has been executed and delivered in New York, New York, and is made pursuant to, and shall in all respects be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law. The parties agree that all actions and proceedings arising out of this Agreement or any of the transactions contemplated hereby, shall be brought in the United States District Court for the Southern District of New York or in a New York State court in the County of New York and that in connection with any such action or proceeding, submit to the jurisdiction of and venue in such court. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counter claim arising out of this Agreement or the transactions contemplated hereby. In respect of any proceedings which may be brought under this Agreement, Israel irrevocably agrees not to assert the defense of immunity on the grounds of sovereignty or otherwise from jurisdiction.

      SECTION 8.11 Counterparts. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the State has caused this Master Fiscal Agency Agreement to be signed in its behalf by the Chief Fiscal Officer and the Deputy Chief Fiscal Officer of the Ministry of Finance for the Western Hemisphere thereunto duly authorized, and to be impressed with its seal, and the Fiscal Agent has caused this Agreement to be signed by its President or a Vice President under its corporate seal, attested by its Secretary or an Assistant Secretary.

                                    STATE OF ISRAEL

                                    By: /s/ Harry Langman
                                        ------------------------------
                                        Chief Fiscal Officer of the
                                        Ministry of Finance for the
                                        Western Hemisphere

                                    By: /s/ Raphael N. Durst
                                        ------------------------------
                                        Deputy Chief Fiscal Officer
                                        of the Ministry of Finance
                                        for the Western Hemisphere

                                    THE BANK OF NEW YORK
                                        as Fiscal Agent

                                    By: /s/ Mark F. Ferraris
                                        ------------------------------
                                        Name: Mark F. Ferraris
                                        Title:   Senior Vice President

                                    Attest:



                                    /s/Lawrance Olson
                                    -----------------
                                    Secretary